Exhibit 10.5

CASCADIA ACQUISITION CORP.

1000 2nd Avenue, Suite 1200

Seattle, WA 98104

August 25, 2021

Cascadia Capital Holdings, LLC

1000 2nd Avenue, Suite 1200

Seattle, WA 98104

Re: Support Agreement

Ladies and Gentlemen:

1. This letter agreement by and between Cascadia Acquisition Corp. (the “Company”) and Cascadia Capital Holdings, LLC (“Cascadia Holdings”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) Cascadia Holdings shall make available, or cause to be made available, to the Company, at 1000 2nd Avenue, Suite 1200, Seattle, WA 98104 (or any successor location of Cascadia Holdings), certain office space and secretarial and administrative services as may be reasonably required by the Company; and

(ii) Cascadia Holdings shall make available executive and other operational support, including accounting and administrative services, as may be reasonably required by the Company (the services set forth in clauses (i) and (ii) are referred to herein as, the “Services”).

In exchange therefor, the Company shall pay Cascadia Holdings the sum of $10,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date.

2. We are an independent contractor (and we are expressly not acting as a fiduciary) with the contractual duties described herein owing only to the Company. Since we will be acting on the Company’s behalf, the Company and we agree to the indemnity and other provisions set forth in Annex A. The Company’s obligations set forth therein shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. Other than the Indemnified Persons, there are no third-party beneficiaries of this agreement.

3. Either of us may terminate this agreement at any time, with or without cause, on written notice. In the event of any termination, we will continue to be entitled to the fees that became payable hereunder prior to termination. Annex A and Sections 2 through 6 shall remain in full force and effect after the completion or termination of this agreement.

4. Cascadia Holdings is an independent investment bank which is engaged in a range of investment banking activities. Certain affiliates of Cascadia Holdings are engaged in asset management and other activities for their own account and otherwise. Cascadia Holdings and its affiliates may have interests that differ from the Company’s interests. Cascadia Holdings and its affiliates have no duty to disclose to the Company, or use for the Company’s benefit, any information acquired in the course of providing services to any other party, engaging in any transaction or carrying on any other businesses. Cascadia Holdings’ employees, officers, partners and affiliates may at any time own the Company’s securities or those of any other entity involved in any transaction contemplated by this agreement. Cascadia Holdings recognizes its obligations under applicable securities laws in connection with the purchase and sale of such securities. The provision of the Services by Cascadia Holdings to the Company as set forth herein or the entry into this agreement by Cascadia Holdings with the Company shall not restrict or prevent Cascadia Holdings from acting as a financial advisor, placement agent or investment banker to any other party, including without limitation, (i) to a party that is the counterparty in an initial business combination contemplated or to be consummated by the Company or (ii) another special purpose acquisition company evaluating the same or similar initial business combination as the Company.

5. Cascadia Holdings hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”) as a result of, or arising out of, this agreement, and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

6. This agreement and any disputes or claims that may arise out of this agreement shall be governed by and construed in accordance with the internal laws of the State of Washington, and this agreement embodies the entire agreement and supersedes any prior written or oral agreement relating to the subject matter hereof, and may only be amended or waived in writing signed by both the Company and us. If any part of this agreement is judicially determined to be unenforceable, it shall be interpreted to the fullest extent enforceable so as to give the closest meaning to its intent and the remainder of this agreement shall continue in full force and effect. Any proceeding arising out of this agreement shall be heard exclusively in a Washington state or federal court sitting in the city of Seattle and county of King County, to whose jurisdiction and forum Cascadia Holdings and the Company irrevocably submit. The Company also irrevocably consents to the service of process in any such proceeding by mail to the Company’s address set forth above. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. This agreement shall be binding upon the Company and us and its and our respective successors and assigns. WE AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS) WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.

(Signature page follows)

Very truly yours,
CASCADIA ACQUISITION CORP.
By:	/s/ Jamie Boyd
Name: Jamie Boyd
Title: Chief Executive Officer

CASCADIA CAPITAL HOLDINGS, LLC

By:	/s/ Michael Butler
Name: Michael Butler
Title: Chief Executive Officer

[Services Agreement Signature Page]

ANNEX A

In the event that Cascadia Capital Holdings, LLC or any of its or its affiliates’ respective current or former directors, officers, partners, managers, agents, representatives or employees (including any person controlling us or any of our affiliates) (collectively, “Indemnified Persons”) becomes involved in any capacity in any actual or threatened action, claim, suit, investigation or proceeding (an “Action”) arising out of, related to or in connection with this agreement or any matter referred to herein, the Company will reimburse such Indemnified Person for the reasonable out-of-pocket costs and expenses (including counsel fees) of investigating, preparing for and responding to such Action or enforcing this agreement, as they are incurred. The Company will also indemnify and hold harmless any Indemnified Person from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its affiliates, or their respective owners, directors, officers, employees, security holders or creditors for, any losses, claims, damages or liabilities (collectively, “Losses”) (A) related to or arising out of oral or written statements or omissions made or information provided by the Company or its agents or (B) otherwise arising out of, related to or in connection with this agreement or our performance thereof, except that this clause (B) shall not apply to Losses that are finally judicially determined to have resulted primarily from the bad faith or gross negligence of such Indemnified Person.

If such indemnification or limitation on liability are for any reason not available or insufficient to hold an Indemnified Person harmless, the Company agrees to contribute to the Losses in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and by us, on the other hand, with respect to this agreement or, if such allocation is judicially determined to be unavailable, in such proportion as is appropriate to reflect the relative benefits and relative fault of the Company on the one hand and of us on the other hand, and any other equitable considerations; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Persons be responsible for amounts that exceed the fees actually received by us from the Company in connection with this agreement. Relative benefits to the Company, on the one hand, and us, on the other hand, with respect to this agreement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by the Company or its security holders, as the case may be, pursuant to the Transaction(s), whether or not consummated, bears to (ii) the fees actually received by us in connection with this agreement.

The Company will not, without our prior written consent (not to be unreasonably withheld), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate (a “Settlement”) any Action in respect of which indemnification is or may be sought hereunder (whether or not an Indemnified Person is a party thereto) unless such Settlement includes a release of each Indemnified Person from any Losses arising out of such Action. The Company will not permit any such Settlement to include a statement as to, or an admission of, fault or culpability by or on behalf of an Indemnified Person without such Indemnified Person’s prior written consent. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without the Company’s prior written consent (not to be unreasonably withheld), agree to the Settlement of any Action.

Prior to effecting any proposed sale, exchange, dividend or other distribution or liquidation of all or substantially all of its assets or any significant recapitalization or reclassification of its outstanding securities that does not explicitly or by operation of law provide for the assumption of the obligations of the Company set forth herein, the Company will notify us in writing of its arrangements for the Company’s obligations set forth herein to be assumed by another creditworthy party (for example through insurance, surety bonds or the creation of an escrow) upon terms and conditions reasonably satisfactory to the Company and us.